UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 4, 2012 Pharmacyclics, Inc. (the “Company”) entered into a strategic license agreement (the “Agreement”) with Novo Nordisk A/S.  Under the terms of the agreement, Novo Nordisk acquires the exclusive worldwide rights for the Company’s small molecule Factor VIIa inhibitor, PCI-27483, in a restricted disease indication outside of oncology. Novo Nordisk will utilize PCI-27483 as an excipient in a product within Novo Nordisk's biopharmaceutical unit.

In connection with the entering into the Agreement, the Company shall receive an upfront payment of $5 million.  In addition, the Company will receive up to $55 Million based on the achievement of certain development, regulatory and sales milestones.  Upon commercialization, the Company will also receive low single digit tiered royalties on Novo Nordisk net sales of biopharmaceutical formulations utilizing the addition of PCI-27483.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

October 8, 2012
PHARMACYCLICS, INC.

	By:	/s/ Joshua T. Brumm
		Name:	Joshua T. Brumm
		Title:	Executive Vice President of Finance